                                                                    EXHIBIT 10.7

                                   SUBLEASE
                                   --------

     THIS SUBLEASE (this "Sublease") is dated for reference purposes as of August 23, 1999, and is made by and between Proxim, Inc., a Delaware corporation ("Sublessor"), and PlaceWare, Inc., a Delaware corporation ("Sublessee"). Sublessor and Sublessee hereby agree as follows:

     1.  Recitals: This Sublease is made with reference to the fact that the
         --------
Vanni Business Park General Partnership, as landlord ("Master Lessor"), and Sublessor, as tenant, entered into that certain lease, dated as of August 28, 1992 (the "Lease"), which Lease incorporated certain of the terms of that certain Lease Agreement dated February 20, 1986 between Master Lessor and Equatorial Communications Company (the "Master Lease Terms"), and which Lease was amended by a First Amendment to Vanni Business Park Industrial Lease dated May 5, 1994, a Second Amendment to Vanni Business Park Industrial Lease dated August 1994 and a Third Amendment to Vanni Business Park Industrial Lease dated May 1999 (the Lease and the Master Lease Terms, as amended, shall be collectively referred to herein as the "Master Lease"), with respect to premises consisting of approximately 40,000 square feet of space, located at 295 North Bernardo Avenue, Mountain View, California (the "Premises"). A copy of the Master Lease is attached hereto as Exhibit A.
                                   ---------

     2.  Premises: Sublessor hereby subleases to Sublessee, and Sublessee hereby
         --------
subleases from Sublessor, all of the Premises (hereinafter, the "Subleased Premises"), as more particularly described in the Master Lease.

     3.  Term: The term (the "Term") of this Sublease shall be for the period
         ----
commencing on October 1, 1999 (the "Commencement Date") and ending on September 30, 2002 (the "Expiration Date"), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms. If Sublessor permits Sublessee to occupy the Subleased Premises prior to the Commencement Date, such occupancy (i) shall be subject to all of the provisions of this Sublease, except for the obligation to pay Base Rent (as defined below); and (ii) shall not advance the Expiration Date of this Sublease.

     4.  Rent:
         ----

         A.  Base Rent. Sublessee shall pay to Sublessor as base rent for the
             ---------
Subleased Premises for each month during the Term the following amounts per month ("Base Rent"): (i) from the first (1st) through the twelfth (12th) months, Ninety-Four Thousand Dollars ($94,000); (ii) from the thirteenth (13th) through the twenty-fourth (24th) months, Ninety-Six Thousand Dollars ($96,000); and
(iii) from the twenty-fifth (25th) through the thirty-sixth (36th) months, Ninety-Eight Thousand Dollars ($98,000). Base Rent and Additional Rent, as defined in Section 4.B below, shall be paid on or before the first (1st) day of each month. Base Rent and Additional Rent for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment based on a thirty (30) day month. Base Rent and Additional Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Base Rent and Additional Rent shall be paid directly to Sublessor at 510 DeGuigne Drive, Sunnyvale, California 94086, Attention: Chief Financial Officer, or such other address as may be designated in writing by Sublessor.

         B.  Additional Rent. All monies other than Base Rent required to be
             ---------------
paid by Sublessee under this Sublease, including, without limitation, all impositions, insurance premiums, operating costs, taxes, common area charges and other amounts payable under Sections 4.03 and 7.02 and Articles 8 and 10 of the Master Lease Terms shall be deemed additional rent ("Additional Rent"). Base Rent and Additional

Rent hereinafter collectively shall be referred to as "Rent". Sublessee and Sublessor agree, as a material part of the consideration given by Sublessee to Sublessor for this Sublease, that Sublessee shall pay all costs, expenses, taxes, insurance, maintenance and other charges of every kind and nature arising in connection with this Sublease, the Master Lease or the Subleased Premises, except for rent due under the Master Lease or Master Lessor's obligations, such that Sublessor shall receive, as a net consideration for this Sublease, the Base Rent payable under Section 4.A. hereof.

         C.  Payment of First Month's Rent. Sublessor recognizes receipt of the
             -----------------------------
sum of Ninety-Four Thousand Dollars ($94,000), which shall constitute Base Rent for the first month of the Term.

     5.  Security Deposit:
         ----------------

         A. Upon execution hereof, Sublessee shall deposit with Sublessor the sum of Two Hundred Ninety-Four Thousand Dollars ($294,000) (the "Security Deposit"), in cash, as security for the performance by Sublessee of the terms and conditions of this Sublease. If Sublessee fails to pay Rent or other charges due hereunder or otherwise defaults with respect to any provision of this Sublease, then Sublessor may draw upon, use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, for the payment of any other sum which Sublessor has become obligated to pay by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor has suffered thereby. If Sublessor so uses or applies all or any portion of the Security Deposit, then Sublessee, upon demand therefor, shall deposit cash with Sublessor in the amount required to restore the Security Deposit to the full amount stated above. Upon the expiration of this Sublease, if Sublessee is not in default, Sublessor shall return to Sublessee so much of the Security Deposit as has not been applied by Sublessor pursuant to this paragraph, or which is not otherwise required to cure Sublessee's defaults.

         B. Sublessee shall have the right to provide a portion of the Security Deposit in the amount of One Hundred Ninety-Six Thousand Dollars ($196,000) in the form of a letter of credit (the "Letter of Credit"). The Letter of Credit shall be in a form and issued by a financial institution that is reasonably acceptable to Sublessor. Sublessee shall cause the Letter of Credit to remain in effect during the entire Sublease Term and for an additional sixty (60) days following the expiration or earlier termination of this Sublease, and shall extend or renew the Letter of Credit from time to time at least thirty (30) days before its stated expiration date. If Sublessee fails to maintain, renew or replace the Letter of Credit at least thirty (30) days before its stated expiration date, Sublessor may, without prejudice to any other right or remedy, draw upon the entire amount of the Letter of Credit. Any amount drawn by Sublessor on the Letter of Credit but not applied by Sublessor to satisfy Sublessee's obligations hereunder shall be held by Sublessor in accordance with the other provisions of this section. If Sublessor draws on any portion of the Letter of Credit, Sublessee shall, within three (3) days of demand by Sublessor, deposit immediately available funds with Sublessor in the full amount of the Security Deposit.

     6.  Holdover: In the event that Sublessee does not surrender the Subleased
         --------
Premises by the Expiration Date in accordance the terms of this Sublease, Sublessee shall indemnify, defend, protect and hold harmless Sublessor from and against all loss and liability resulting from Sublessee's delay in surrendering the Subleased Premises and pay Sublessor holdover rent equal to one and one-half times the Rent payable under this Sublease during the last month of the Term.

     7.  Repairs: Sublessor shall deliver the Subleased Premises to Sublessee
         -------
with the exterior walls, roof, interior structure, mechanical equipment, heating, ventilating and air conditioning systems, fire and life safety systems and plumbing and electrical distribution in the Subleased Premises in good working order. Sublessee's failure to make an objection with respect to any aspect of the foregoing within ninety (90) days of the Commencement Date shall be deemed a conclusive presumption that Sublessor has complied with its requirements with respect to such aspects. The parties acknowledge and agree that Sublessee is subleasing the Subleased Premises on an "as is" basis, and that Sublessor has made no representations or warranties with respect to the condition of the Subleased Premises as of the Commencement Date except as set forth in this paragraph. Sublessor shall have no obligation whatsoever to make or, except as expressly set forth in Section 23 hereof, pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including the Americans with Disabilities Act of 1990). Sublessee shall look solely to Master Lessor for performance of any repairs required to be performed by Master Lessor under the terms of the Master Lease.

     8.  Right to Cure Defaults: If Sublessee fails to pay any sum of money to
         ----------------------
Sublessor, or fails to perform any other act on its part to be performed hereunder, then Sublessor may, but shall not be obligated to, after passage of any applicable notice and cure periods, make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by Sublessee to Sublessor upon demand, together with interest thereon at the Interest Rate from the date of the expenditure until repaid.

     9.  Assignment and Subletting. Sublessee may not assign this Sublease,
         -------------------------
sublet the Subleased Premises, transfer any interest of Sublessee therein or permit any use of the Subleased Premises by another party (collectively, "Transfer"), without the prior written consent of Sublessor (not to be unreasonably withheld) and Master Lessor and without complying with the terms of
Article 12 of the Master Lease Terms, as incorporated herein. Sublessor shall provide such consent or denial within ten (10) business days of a request for consent, provided such consent includes all information reasonably required by Sublessor to respond to such request. If Sublessee receives rent or other consideration for any Transfer in excess of the Rent payable under this Sublease, or in the case of a sublease of a portion of the Subleased Premises, in excess of the Rent that is fairly allocable to such portion, Sublessee shall pay Sublessor seventy-five percent (75%) of the difference between each such payment of Rent or other consideration and the Rent required hereunder, after recovering Sublessee's actual, reasonable costs of subleasing, including attorneys' fees, commissions and alterations (to the extent Sublessor is permitted to deduct such costs before paying any "profit" to Master Lessor). Notwithstanding anything to the contrary herein, in the event that Sublessee requests consent to a Transfer which would result in more than sixty percent (60%) of the-Subleased Premises being Transferred, Sublessor shall have the right, by giving notice to Sublessee within thirty (30) days after receipt of any request by Sublessee to consent to a Transfer, to recapture the portion of the Subleased Premises to be Transferred (the "Subject Space"). Such recapture notice shall cancel and terminate this Sublease with respect to the Subject Space as of the date of Sublessor's proposed Transfer. If this Sublease is canceled with respect to less than the entire Subleased Premises, the Rent hereunder shall be prorated on the basis of the number of square feet retained by Sublessee in proportion to the number of rental square feet in the Subleased Premises, and this Sublease, as so amended, shall continue thereafter in full force and effect. Upon request by either party, the parties shall execute written confirmation of the same, including any additional changes required as a result of the Premises becoming a multi-tenant site, if applicable.

     10. Use: Sublessee may use the Subleased Premises only for the uses
         ---
identified in Section 6.01 of the Master Lease Terms. Sublessee shall not use, store, transport or dispose of any hazardous material in or about the Subleased Premises. Without limiting the generality of the foregoing, Sublessee, at its sole cost, shall comply with all laws relating to hazardous materials. Sublessee shall indemnify, defend with counsel reasonably acceptable to Sublessor and hold Sublessor harmless from and against all claims, losses, costs, damages, liabilities and expenses of every type and nature, to the extent caused by the release, disposal, discharge or emission of hazardous materials on or about the Subleased Premises by Sublessee or its agents, contractors, invitees or employees. "Hazardous materials" shall mean any material or substance that is now or hereafter prohibited or regulated by any statute, law, rule, regulation or ordinance or that is now or hereafter designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

     11.  Effect of Conveyance: As used in this Sublease, the term "Sublessor"
          --------------------
means the holder of the tenant's interest under the Master Lease. In the event of any assignment, transfer or termination of the tenant's interest under the Master Lease, which assignment, transfer or termination may occur at any time during the Term hereof in Sublessor's sole discretion, Sublessor shall be and hereby is entirely relieved of all covenants and obligations of Sublessor hereunder, and it shall be deemed and construed, without further agreement between the parties, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublessor hereunder. Sublessor may transfer and deliver any security of Sublessee to the transferee of the tenant's interest under the Master Lease, and thereupon Sublessor shall be discharged from any further liability with respect thereto.

     12.  Delivery and Acceptance: If Sublessor fails to deliver possession of
          -----------------------
the Subleased Premises to Sublessee on or before the date set forth in Section 3 hereof for any reason whatsoever, then this Sublease shall not be void or voidable, nor shall Sublessor be liable to Sublessee for any loss or damage; provided, however, that in such event, Rent shall abate until Sublessor delivers possession of the Subleased Premises to Sublessee.

     13.  Improvements: No alteration or improvements shall be made to the
          ------------
Subleased Premises, except in accordance with the Master Lease, and with the prior written consent of both Master Lessor and Sublessor, which shall not be unreasonably withheld or delayed. Sublessee shall have no obligation to remove alterations or improvements made to the Subleased Premises by Sublessor.

     14.  Release and Waiver of Subrogation: Sublessor and Sublessee hereby
          ---------------------------------
release each other from any damage to property or loss of any kind which is caused by or results from any risk insured against under any property insurance policy required to be carried by either party under this Sublease.

     15.  Insurance: Sublessee shall obtain and keep in full force and effect,
          ---------
at Sublessee's sole cost and expense, during the Term the insurance required of the tenant under Article 8 of the Master Lease Terms. All such liability insurance policies shall name Master Lessor, Sublessor and any additional parties required by Master Lessor or Sublessor as additional insureds.

     16.  Default: Sublessee shall be in material default of its obligations
          -------
under this Sublease if any of the following events occur:

          A. Sublessee fails to pay any Rent when due, when such failure continues for two (2) days after written notice from Sublessor to Sublessee that any such sum is due; or

          B. Sublessee fails to perform any term, covenant or condition of this Sublease (except those requiring payment of Rent) and fails to cure such breach within ten (10) days after delivery of a written notice specifying the nature of the breach; provided, however, that if more than ten (10) days reasonably are required to remedy the failure, then Sublessee shall not be in default if Sublessee commences the cure within the ten (10) day period and thereafter completes the cure within sixty (60) days after the date of the notice; or

          C. Sublessee commits any other act or omission which constitutes a default under the Master Lease, which has not been cured after delivery of written notice and passage of the applicable grace period provided in the Master Lease as modified, if at all, by the provisions of this Sublease.

     17.  Remedies: In the event of any default by Sublessee, Sublessor shall
          --------
have all remedies provided pursuant to Section 13.02 of the Master Lease Terms and by applicable law.

     18.  Broker: Sublessor and Sublessee each represent to the other that they
          ------
have dealt with no real estate brokers, finders, agents or salesmen other than Donald H. Reimann and Michael S. Rosendin of Colliers International, representing Sublessor, and Jack C. Spallino and Scott Lagan of Spallino Reid Corporate Real Estate Services, representing Sublessee, in connection with this transaction. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder's fees or other compensation made by any other agent, broker, salesman or finder as a consequence of said party's actions or dealings with such agent, broker, salesman, or finder.

     19.  Notices: Unless at least five (5) days' prior written notice is given
          -------
in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below their signatures at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be (a) personally delivered; or (b) properly addressed and (i) submitted to an overnight courier service, charges prepaid, or (ii) deposited in the mail (registered or certified, return receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being submitted to an overnight courier service and three (3) business days after mailing, if mailed as set forth above. All notices given to Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.

     20.  Other Sublease Terms:
          --------------------

          A.  Incorporation By Reference. Except as set forth below, the terms
              --------------------------
and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to "Lease" shall be deemed a reference to "Sublease"; (ii) each reference to the "Premises" shall be deemed a reference to the "Subleased Premises"; (iii) each reference to "Lessor" and "Lessee" shall be deemed a reference to "Sublessor" and "Sublessee", respectively, except as otherwise expressly set forth herein; (iv) with respect to work, services, repairs, restoration, insurance, indemnities, representations, warranties or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligation of Sublessor shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor's reasonable efforts (without requiring Sublessor to spend more than a nominal sum) to obtain Master Lessor's performance; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Sublessee shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults; (vi) with respect to any approval required to be obtained from the "Lessor" under the Master Lease, such consent must be obtained from both Master Lessor and Sublessor, and the approval of Sublessor may be withheld if Master Lessor's consent is not obtained; (vii) in any case where the "Lessor" reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, such reservation or grant of right of entry shall be deemed to be for the benefit of both Master Lessor and Sublessor; (viii) in any case where "Lessee" is to indemnify, release or waive claims against "Lessor", such indemnity, release or waiver shall be deemed to run from Sublessee to both Lessor and Sublessor; (ix) in any case where "Lessee" is to execute and deliver certain documents or notices to "Lessor", such obligation shall be deemed to run from Sublessee to both Master Lessor and Sublessor; (x) in any case where "Lessee" is to make a payment to "Lessor", such amounts shall be paid to Sublessor; (xi) the reference to "Section 4.01" in Section 4.03 of the Master Lease Terms shall mean
Section 4 of this Sublease; (xii) the reference to "16.19" in Section 10.03 of the Master Lease Terms shall be to "16.44"; (xiii) Sublessee shall have the right to Transfer the Subleased Premises as described in Section 12.02 of the Master Lease

Terms only after providing Sublessor with thirty (30) days prior written notice and obtaining the prior written consent of Master Lessor, if applicable; (xiv) the reference in Section 12.04 to "$350" shall be to "$1,000" as to Sublessor only; (xv) the reference to the square footage of the Premises in Article 43 of the Master Lease Terms shall be to "40,000"; and (xiv) the provisions of Section
9.05 shall apply only during the last year of the Option term.

     Notwithstanding the provisions of subpart (iii) above, (a) the following provisions of the Master Lease shall not be incorporated herein: Articles 1-3, Sections 4.01, 4.02 and 4.03 (the last sentence of the first paragraph only),
Article 5, Sections 6.02(a), 6.02(b) (the first line only), 6.03(a) and (b),
7.04 and 13.03 (the last sentence only) and Articles 23, 25, 36 (the second sentence only), 37, 38 (the last sentence only), 41 and 42 of the Master Lease Terms, the Lease (except Section F), the First Amendment, the Second Amendment (except Section 4) and the Third Amendment; (b) references in the following provisions to "Lessor" shall mean Master Lessor only: Sections 7.01 (the first reference only), 7.02, 8.01 (the first paragraph only), 8.03, 9.01, 9.02, 10.01 (the second paragraph only), 10.04 (except the reference in the second line of subpart (c)) and 14.02 and Article 38 of the Master Lease Terms; (c) references in the following provisions to "Lessor" shall mean Master Lessor and Sublessor:
Sections 8.04 and 12.04 of the Master Lease Terms; and (d) references in the following provisions to "Lessor" shall mean Master Lessor or Sublessor: Sections 7.01, 10.02 and 10.04(c) (the reference in the second line) and Article 30 of the Master Lease Terms.

          B.  Assumption of Obligations. This Sublease is and at all times shall
              -------------------------
be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessee hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease which are incorporated hereunder; and (ii) to perform all the obligations on the part of the "Lessee" to be performed under the terms of the Master Lease during the term of this Sublease which are incorporated hereunder. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control.

     21.  Conditions Precedent: This Sublease and Sublessor's and Sublessee's
          --------------------
obligations hereunder are conditioned upon the written consent of Master Lessor. If Sublessor fails to obtain Master Lessor's consent within thirty (30) days after execution of this Sublease by Sublessor, then Sublessor or Sublessee may terminate this Sublease by giving the other party written notice thereof at any time before receipt of Master Lessor's consent, and Sublessor shall return to Sublessee the Security Deposit and the first month's rent paid hereunder.

     22.  Authority to Execute: Sublessee and Sublessor each represent and
          --------------------
warrant to the other that each person executing this Sublease on behalf of each party is duly authorized to execute and deliver this Sublease on behalf of that party.

     23.  Carpeting Allowance: Sublessor shall reimburse Sublessee the actual
          -------------------
and reasonable costs that Sublessee incurs to install new carpeting within the Subleased Premises (the "Recarpeting"), up to and not to exceed an amount equal to One Hundred Twenty Thousand Dollars ($120,000) (the "Cap"). Upon Sublessee's lien free completion of the Recarpeting, Sublessee shall present to Sublessor paid invoices, unconditional lien waivers and other items reasonably required by Sublessor to evidence Sublessee's completion of and payment for the Recarpeting. Within ten (10) days of Sublessor's receipt of all such items, Sublessor shall reimburse Sublessee its actual, reasonable costs to perform the Recarpeting, not to exceed the amount of the Cap. Sublessor's obligations under this section shall terminate upon the first anniversary of the Commencement Date. Sublessee shall perform the Recarpeting in a good and workmanlike manner, in compliance with all laws and otherwise in compliance with the terms of the Master Lease.

     24.  Extension:
          ---------

          A. Provided that a default has not occurred hereunder, Sublessee shall have one option (the "Option") to extend the term of this Sublease for an additional term of forty-two (42) months, commencing when the initial term expires and terminating March 31, 2006, upon the terms and conditions set forth in this section. Sublessee may exercise such option by giving Sublessor written notice of its intention not less than nine (9) months nor more than twelve (12) months prior to the expiration of the initial term of this Sublease. The Option is personal to PlaceWare, Inc. or a corporate affiliate of PlaceWare, Inc., and may be not exercised following an assignment of this Sublease or a sublease of all or any portion of the Subleased Premises.

          B. If the Option is exercised, the base rent for the Subleased Premises shall become the greater of Ninety-Eight Thousand Dollars ($98,000) per month and the then current fair market monthly rent ("FMR") for the Subleased Premises as of the commencement date of the extended term, and shall be subject to rent escalations, if appropriate, as determined by the agreement of the parties or, if the parties cannot agree within sixty (60) days prior to the commencement of the extended term, then by an appraisal. All other terms and conditions contained in this Sublease shall remain in full force and effect and shall apply during the Option term. If it becomes necessary to determine the FMR by appraisal, real estate appraiser(s), all of whom shall be Members of the Appraisal Institute and shall have at least five (5) years experience appraising comparable space located in the vicinity of the Subleased Premises, shall be appointed and shall act in accordance with the following procedures:

              (i) If the parties are unable to agree on the FMR within the allowed time, either party may demand an appraisal by giving written notice to the other party, which demand to be effective must state the name, address and qualifications of an appraiser selected by the party demanding an appraisal (the "Notifying Party"). Within ten (10) days following the Notifying Party's appraisal demand, the other party (the "Non-Notifying Party") shall either approve the appraiser selected by the Notifying Party or select a second properly qualified appraiser by giving written notice of the name, address and qualification of such appraiser to the Notifying Party. If the Non-Notifying Party fails to select an appraiser within the ten (10) day period, the appraiser selected by the Notifying Party shall be deemed selected by both parties and no other appraiser shall be selected. If two appraisers are selected, they shall select a third appropriately qualified appraiser. If the two appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the then presiding judge of the county where the Subleased Premises are located upon application by either party.

              (ii) If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the FMR within fifteen (15) days following his selection, which appraisal shall be conclusively determinative and binding on the parties as the appraised FMR. If multiple appraisers are selected, the appraisers shall meet not later than ten (10) days following the selection of the last appraiser. At such meeting the appraisers shall attempt to determine the FMR as of the commencement date of the extended term by the agreement of at least two (2) of the appraisers. If two (2) or more of the appraisers agree on the FMR at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notify both Sublessor and Sublessee of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the FMR, all appraisers shall submit to Sublessor and Sublessee an independent appraisal of the FMR in simple letter form within twenty (20) days following appointment of the final appraiser. The parties shall then determine the FMR by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.

          (iii) If only one appraiser is selected, then each party shall pay one-half of the fees and expenses of that appraiser. If three appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half of the fees and expenses of the third appraiser.

     25.  Hazardous Materials: To Sublessor's actual knowledge, Sublessor has
          -------------------
not released, discharged or emitted hazardous materials on or about the Subleased Premises in violation of applicable laws.

     IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.



SUBLESSEE:                               SUBLESSOR:


PROXIM, INC.,                            PLACEWARE, INC.,
a Delaware corporation.                  a Delaware corporation

By:    /s/ Keith E. Glover               By:    /s/ XXX
      ------------------------------           -----------------------------
Name:  Keith E. Glover                   Name:  XXX
      ------------------------------           -----------------------------
Its:   V.P. & C.F.O.                     Its:   CFO
      ------------------------------           -----------------------------

Address: 510 DeGuigne Drive              Address:  201 Ravendale Drive
         Sunnyvale, California 94086               Mountain View, CA 94043
         Attn.: Chief Financial Officer            Attn: Chief Financial Officer

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

                              CONSENT TO SUBLEASE

The undersigned ("Lessor") hereby consents to the sublease by PROXIM, INC., ("Sublessor"), a Delaware corporation to PLACEWARE, INC., ("Sublessee"), a Delaware corporation, of the entire premises leased by Sublessor as Lessee under that certain Lease between Lessor and Proxim, Inc., which Lease is dated August 28, 1992, (the "Lease"), which Lease incorporated certain of the terms of that certain Lease Agreement dated February 20, 1986 between Master Lessor and Equatorial Communications Company, and which Lease was amended by a First Amendment to Vanni Business Park Industrial Lease dated May 5, 1994, a Second Amendment to Vanni Business Park Industrial Lease dated August 1994 and a Third Amendment to Vanni Business Park Industrial Lease (the "Third Amendment") dated May 1999, respecting (the "Premises") commonly known as 295 Noah Bernardo Avenue, Building "C", Mountain View, California, subject to the following:

1. Such sublease shall be effectuated pursuant to the form of Sublease prepared by Sublessor and delivered by Sublessor to Lessor, a copy of which is attached hereto as Exhibit A. Such document, when executed by both Sublessor and
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Sublessee, shall be deemed the "Sublease" for all purposes under the this
Consent.

2. Sublessor shall pay to Lessor its attorneys fees incurred in connection with this sublease in the amount of $350.00 pursuant to section 12.04 of the Lease.

3. Sublessor shall pay to Lessor with its regularly scheduled rent payments (50%) of all sums collected by Sublessor from Sublessee or assignee which are in excess of the rent owing by Sublessor to Lessor pursuant to provisions of the Lease and each Amendment thereto after first deducting the cost of (i) broker's commission paid by Sublessor with regard to the sublease; (ii) reasonable legal fees related directly to the sublease paid by Sublessor; (iii) the cost of improvements made to the subleased premises by Sublessor at Sublessor's expense for the sole purpose of subletting.

4. Sublessor shall effectuate the Third Amendment to Vanni Business Park Industrial Lease by paying to Lessor the increased security deposit pursuant to paragraph 3 of the Third Amendment. The Third Amendment shall not be effective and Lessor's Consent to Sublease deemed null and void at Lessors' option should Sublessor not pay to Lessor the increased deposit pursuant to paragraph 3 of the Third Amendment.

5. In accordance with Section 12.03 of the Lease, this Consent does not relieve Sublessor of any liability as Lessee under the Lease.

6. This Consent shall not be construed to be a consent to any subsequent sublease, extension of sublease, assignment, mortgage, or other transfer of all or any portion of the Premises or of all or any interest in the Lease.

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

7. Notwithstanding anything to the contrary contained in the Sublease, nothing in this Consent shall be deemed to be or construed as an agreement be Lessor to amend or otherwise modify any of the terms of the Lease. In the event of any inconsistencies between the provisions of the Sublease and the Provisions of the Lease, the provisions of the Lease control.

8. Without limiting the generality of paragraphs 6 & 7 above, any subsequent sublease, extension of sublease, assignment, mortgage or other transfer of all or any portion of the Premises or of any interest under the Lease shall be subject to Lessor's consent as provided for in Section 12 of the Lease. Such consent is further subject to approval and rejection rights that Lessor's lender may currently have or accrue in the future.

                                   LESSOR

                                   Vanni Business Park LLC,
                                   a Delaware limited liability company


                                   By   /s/ David V. Vanni
                                      ----------------------------
                                      David V. Vanni, Member

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